Amendment to
                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT AMENDMENT (this "Amendment"), is entered into this 11th day of February 2001 to be effective as of November 15, 2000, by and among Imo Industries Inc., a Delaware corporation, (the "Seller"), TFX Acquisition, Inc., a Delaware corporation ("Buyer"), and Teleflex Incorporated, a Delaware corporation ("Parent"). Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Asset Purchase Agreement dated November 15, 2000 by and among the Seller, Buyer and Parent (the "Agreement").

                              EXPLANATORY STATEMENT
                  WHEREAS, the Buyer has agreed to purchase and acquire from Seller and Seller has agreed to sell, assign and transfer to Buyer, the Assets, and the Buyer has agreed to assume all of the Liabilities other than the Excluded Liabilities pursuant to the Agreement;

                  WHEREAS, the Buyer desires to have the benefit of certain insurance coverage currently available to the Seller, the Subsidiaries and the Affiliates for the Liabilities which coverage is not provided to Buyer under the Agreement and the Seller desires to provide the benefit of such coverage to the Buyer subject to the terms and conditions set forth herein;

                  WHEREAS, the Seller and Buyer desire to remove IMO Industries Pension Trustee Limited, a UK subsidiary, from Schedule 1 of the Agreement and to exclude all liability associated with the Imo Industries Pension and Life Assurance Plan from the Liabilities; and

                  WHEREAS, the Buyer, Parent and Seller desire to amend the Agreement to provide that the Closing shall occur with respect to all of the Assets other than those relating to the Affiliate identified on Schedule 1-A hereto, the Assets of which are not capable of transfer under the laws of their respective jurisdictions and to provide for the escrow of the portion of the Purchase Price until such time as the Assets are transferred to Buyer.

                                    AGREEMENT
                  NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Name of Buyer. The term "TFX Acquisition Incorporated" shall be deleted and replaced with "TFX Acquisition, Inc." throughout the Agreement.

         2. Assumption of Liabilities. The following additional text is hereby added to the end of Section 2.02:

                  ", subject to the provisions of Section 5.12 hereof.

         3. Excluded Liabilities. The following section 2.03(m) is hereby added to Section 2.03 of the Agreement:

                  2.03(m) all liabilities and obligations of Seller, the Subsidiaries or their Affiliates with respect to the Imo Industries Pension and Life Assurance Plan the trustee of which is Imo Industries Pension Trustee Limited, a UK corporation.

         4. Insurance. The following additional text is hereby added to the end of Section 5.12:


         Seller agrees that, to the extent that Seller, the Subsidiaries or the Affiliates are named insureds on property, product, general liability, workers' compensation and auto insurance policies covering Liabilities assumed by Buyer at Closing, Seller will use its best efforts to entitle Buyer to the proceeds (if any) of such insurance policies for Liabilities occurring prior to the Closing ("Prior Claims"). The parties' agreement hereunder shall be subject to the following terms and conditions:

                  (a) Payments. In the event that Seller makes, or is obligated to make, any payment or suffers any loss in respect of or in relation to any Prior Claim, after the Closing, in an amount that exceeds the amount Seller actually receives in payment from its insurer or insurers, Buyer shall promptly reimburse Seller, dollar for dollar, for any such payment by Seller in excess of the amount actually paid by said insurer or insurers to or for the benefit of Seller. It is the intention of Buyer and Seller that Seller will not suffer or incur any loss or liability for any Prior Claim after the Closing. In addition, any and all payments or expenses attributable to the Morse Division which are or become due to any insurer including, but not limited to, any retrospective adjustment payments, true ups, state assessments, taxes or any other charges (the "Adjustment Payments") shall be promptly reimbursed to Seller by Buyer. The parties understand and agree that Buyer shall not be required to pay or reimburse Seller for any amounts (other than Adjustment Payments) paid by Seller prior to Closing in connection with any Prior Claim. Retrospective adjustments actually paid to Seller (if any) from any workman's compensation carrier attributable to the Morse Division for periods following the Closing shall be promptly paid by Seller to Buyer. Any direct payment to either party or its affiliates intended for the other under this Section 5.12 shall be promptly paid to the other as appropriate.

                  (b) Self-Insurance, Retention, and Deductibles. Buyer shall be responsible for and as appropriate shall pay or otherwise be responsible for or satisfy all self-insured amounts, retention payments and deductible payments related to any of Seller's policies of insurance associated with any Prior Claim and which are unpaid or unsatisfied at Closing or which become due after Closing subject to any applicable limitations under such policies of insurance on the aggregate amount of such self-insured amounts, retention payments and deductible payments; provided, however, that, in the event of a dispute concerning the applicability of a payment or satisfaction of the same, the decision of the applicable insurer shall control, subject to the provisions set forth in Section
(f) below.

                  (c) Payments in Excess of Seller's Aggregate Coverage. In the event that Seller's Aggregate Available Insurance Policy Limits (as defined below), under any applicable policies are exceeded during any policy year in which any of Seller's insurers have made payments in respect of or relating to Prior Claims, Buyer shall reimburse Seller, dollar for dollar, for any and all losses incurred by Seller that exceed the Seller's Aggregate Available Insurance Policy Limits and which, in the reasonable judgement of Seller, would have been insured but for Seller's Aggregate Available Insurance Policy Limits having been exceeded regardless of whether such claims are Prior Claims; provided, however, that the total amount to be reimbursed by Buyer shall not exceed the aggregate amount paid by the Seller's insurers on all Prior Claims for that insurance year. For purposes of this paragraph, Aggregate Available Insurance Policy Limits shall mean the total face value of Seller's insurance policies for a given policy year not including self insurance, deductible or policies issued by insolvent insurers.

                  (d) Management of Prior Claims; Cooperation. Buyer shall, at its sole expense, assume responsibility as of the Closing Date for the management of all Prior Claims. In the event that any of Seller's insurers requires that Seller manage or administer a Prior Claim or that Seller or Buyer use the services of a third-party administrator or carrier for purposes of managing or administering such Prior Claim, the Buyer, at its sole expense, shall undertake to manage or administer the Prior Claim or obtain a third-party administrator, whichever is required by the Seller's insurer. From and after the Closing Date, Buyer shall use its best efforts to cooperate with Seller in connection with the management and administration of Prior Claims and shall promptly provide all information and reports required or reasonably requested by Seller, its insurers and insurance brokers. Buyer shall upon receipt or production provide copies of all correspondence between Buyer and any insurer concerning coverage, reservations of rights, exhaustion and all other matters relating in any way to the Seller's insurance.

                  (e) No Representation or Warranties. Seller makes no representations or warranties of any kind concerning any of its insurance policies and expressly does not represent or warrant that any of the policies are valid, enforceable or in full force and effect; are sufficient for compliance with any requirements of law; insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated; or provide adequate insurance coverage for the Liabilities. Seller shall have no obligation to keep in effect any insurance coverage except as set forth in the first paragraph of this Section 5.12. Seller shall upon request provide Buyer copies of any applicable insurance policy.

                  (f) Insurance Dispute Resolution. In the event of a declination of coverage or a reservation of right by an insurer in connection with any Prior Claim or in the event that any dispute arises between the Buyer and Seller's insurer concerning coverage for a Prior Claim, Buyer shall have the right at its sole cost and expense to contest, resolve or settle with an insurer such declination of coverage, reservation of right or dispute provided that Buyer first provides written notice to Seller of its intention to contest, resolve or settle and provides Seller with such information as Seller may reasonably request including, but not limited to, correspondence between the insurers and Buyer and reports on the basis and effect of such dispute. Any such contest, resolution or settlement is expressly subject to Seller's prior approval, which shall not be unreasonably withheld. In no event shall Buyer be entitled to any resolution or settlement, compromise or condition that results in any alteration, amendment or termination of a policy of Seller's or the terms and conditions of any of Seller's insurance contracts or policies including, but not limited to, policy "buy backs" and site releases. Buyer shall fully indemnify and defend Seller in any action by an insurer (or any other party making a claim against such insurance contracts or policies) relating to any dispute or arising out of or related to insurance, claims made or proceeds paid in respect of Prior Claims, including, but not limited to, claims and demands of reimbursement. Seller agrees that it will provide such reasonable assistance including the execution of consents, documents and instruments as reasonably requested by Buyer and which Seller, in its sole judgment, deems appropriate to fully effectuate the purposes of this Section 5.12.

                  (g) Duty to Defend. If any Prior Claim exhausts a policy of insurance that provides the Seller with a "Duty to Defend" and the remaining following or excess policies of Seller do not provide such "Duty to Defend", Buyer shall reimburse Seller for Seller's defense costs to the same extent and upon the same terms as such would be provided under the exhausted policy of insurance that provided Seller with a "Duty to Defend" regardless of whether such defense costs are related to Prior Claims; provided however, that Buyer's obligations hereunder shall be limited to the aggregate amount paid in respect of a Prior Claim under that policy and do not include any defense costs actually reimbursed by an insurer to Seller.

         5. Schedule 1. Schedule 1 of the Agreement is hereby amended by deleting the reference to Imo Pension Trustee Limited appearing on Schedule 1 of the Agreement.

         6.       Compensation and Employee Benefits.  The last sentence in
Section 5.06(a) is hereby deleted in its entirety and replaced with the following sentence in lieu thereof:

         Effective as of the Closing Date, Buyer shall assume all of Seller's obligations to the Continuing Employees, including, but not limited to, assumption of Seller's obligations under the Transition Agreement described on Schedule 5.06(a) which Buyer acknowledges and agrees remains in effect notwithstanding the reference to January 31, 2001 as its termination date if no sale of the Morse Division has occurred (all of which shall be deemed part of the Liabilities), provided, however, that the obligation to pay retention benefits under the Transition Agreement will remain the responsibility of Seller.

         7. Compensation and Employee Benefits. Section 5.06(e) is hereby deleted in its entirety and replaced with the paragraph in lieu thereof:

         (e) Retirement Plan for Hourly Employees. Sponsorship of the Retirement Plan for Hourly Employees, Morse Controls Division, Imo Industries Inc. (the "Hourly Employees Plan") shall be transferred from Seller to Parent effective as of the Closing Date, and the assets of the Hourly Employees Plan shall be transferred from the Seller's master trust to a trust maintained by Parent for the Hourly Employees Plan; provided that the assets of the Hourly Employees Plan are sufficient on a plan termination basis to be eligible on the Closing Date for standard termination pursuant to Section 4041 of ERISA without the Seller or the ERISA Affiliates being required to make any additional contributions, it being understood that if the assets of the Hourly Employees Plan are not sufficient as described in this Section 5.06(e), then neither Parent nor Buyer shall be under any obligation to accept any transfer of the sponsorship or the assets or liabilities of the Hourly Employees Plan.

         8.       Delivery of Documents and Assets.  The last sentence of
Section 6.02 is hereby deleted in its entirety and the following sentences are substituted in lieu thereof:

         The Assets conveyed at Closing shall include the Shares and the Seller's interests in the Affiliates to the extent that such Shares and Seller's interests in the Affiliates are capable of being conveyed under the laws of their respective jurisdiction on the Closing Date. To the extent that such Shares and the Seller's interests in the Affiliates cannot be conveyed on the Closing Date, the parties agree to enter into escrow agreements providing, among other things, for the placement in escrow of (i) US $1,000,000 pending the conveyance by Seller to Buyer of the Chinese joint venture interest in Shanghai Dong Feng Morse Control Cable Co., Ltd.; and (ii) US $1,000,000 pending the completion of the proceeding of the High Court of the Republic of Singapore declaring that Imo Industries Pte. Ltd. may rectify its Register of Members by entering the name of Seller as holder of the shares of Imo Industries Pte. Ltd. as of the Closing Date. Subject to the terms of the escrow agreements, the parties further agree to use their reasonable best efforts to promptly obtain the necessary consents to effect the conveyances and release the funds to Seller and transfer the Shares and interests in the Affiliates to Buyer.

         9. Delivery by Seller. Section 8.02(e) is hereby deleted in its entirety and the following Section 8.02(e) is substituted in lieu thereof:

                  (e) Certificates representing the Shares, accompanied by duly executed stock powers in proper form for transfer; provided, however, that any Shares that are not transferred pending receipt of certain third-party approvals shall be transferred to Buyer immediately upon receipt by Seller of the required third-party approvals and the funds escrowed in connection with the Shares that do not transfer at Closing shall be released to Seller in accordance with the escrow agreements to be entered into among Buyer, Seller and Parent;

         10. Delivery by Buyer. Section 8.03(b)(iii) is hereby deleted in its entirety and the following Section 8.03(b)(iii) is substituted in lieu thereof:

                  (iii) such other instruments or documents as Seller may reasonably request as are necessary to assure the assumption by Buyer of all of the Liabilities assumed by Buyer pursuant to this Agreement and the transactions contemplated hereunder, including, but not limited to, an escrow agreement for any Assets that are not conveyed at Closing and a transition services agreement providing for the provision of certain services by Seller to Buyer following Closing.

         11. Indemnification by Seller. Section 9.02 is hereby amended to include Section 5.12 in the definition of Excluded Covenants contained therein.

         12. Benefit and Assignment. The third sentence of Section 12.06 is hereby deleted in its entirety and the following sentence is substituted in lieu thereof:

                  Notwithstanding the foregoing, Buyer or any permitted assignee of Buyer may assign this Agreement and any and all rights hereunder, in whole or in part, to Parent or any subsidiary of Parent, so long as Parent unconditionally guarantees performance thereof by the assignee.

         13.      Miscellaneous.

                  (a)      Binding Effect.   This Amendment shall be binding
upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                  (b) Entire Agreement. The Agreement together with this Amendment, constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to the subject matter of those agreements. Except as modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment to Asset Purchase Agreement, or has caused this Amendment to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.


                                            SELLER

                               IMO INDUSTRIES INC.


                                            By:
                                                ------------------
                                                  Name:
                                                  Title:


                                            BUYER

                              TFX ACQUISITION, INC.


                                            By:
                                                ------------------
                                                  Name:
                                                  Title:




                                            PARENT

                              TELEFLEX INCORPORATED


                                            By:
                                                -------------------
                                                  Name:
                                                  Title:


                                  Schedule 1-A


                 AFFILIATE INTERESTS NOT TRANSFERRING AT CLOSING


Affiliate:        Shanghai Dong Feng Morse Control Cable Co., Ltd.     China